Exhibit 10.5

ROGERS CORPORATION
VOLUNTARY DEFERRED COMPENSATION PLAN
FOR NON-MANAGEMENT DIRECTORS

(As Amended and Restated Effective as of October 24, 2007)

SECOND AMENDMENT

Pursuant to the powers and procedures for amendment of the Rogers Corporation Voluntary Deferred Compensation Plan For Non-Management Directors, as amended and restated effective as of October 24, 2007, and as further amended effective as of July 30, 2009 (the “Plan”), the Compensation and Organization Committee of the Board of Directors of Rogers Corporation (the “Committee”) hereby amends the Plan as follows effective as of January 1, 2009:

1.	Section 5(b) of the Plan is hereby amended by inserting the following as an additional sentence at the end of that section:

“For the avoidance of doubt, in no event shall any changes to the characterization of any amounts credited to each sub-account within the Director’s Deferred Compensation Account (i.e., from Stock to cash or vice versa) affect the Director’s form of payment specified in the Director’s Deferral Election(s) pursuant to Section 5(c) below.”

2.	The second sentence of Section 6 of the Plan is hereby amended to read as follows:

“All such amounts shall be paid in a single lump sum in shares of Stock and/or cash in accordance with Section 5(b) within sixty (60) days following such Director’s death.”

3.	Except as expressly amended by this Second Amendment, the Plan in all other respects remains in full force and effect and is hereby confirmed.

IN WITNESS WHEREOF, Rogers Corporation has caused this Second Amendment to the Plan to be duly executed on this 7th day of December, 2010.

ROGERS CORPORATION

By: /s/ Robert M. Soffer
Its:  Vice President and Secretary